EXHIBIT 23.4
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated October 5, 2001 included in and incorporated by reference in CDKnet.com, Inc's Annual Report on Form 10-KSB, for the fiscal year ended June 30, 2001 dated October 9, 2001 and to all references to our firm included in or made a part of this Registration Statement.





/s/ Radin Glass & Co.
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Radin Glass & Co.
New York, New York
October 10, 2001